Third Quarter 2017 Investor Presentation

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Two Harbors Investment Corp. Overview[1]

LEADING HYBRID MORTGAGE REAL ESTATE INVESTMENT TRUST

MARKET PRESENCE
- $3.5 billion market cap
- $23.7 billion portfolio[2]
- Incorporated in 2009

✓ **LEADING HYBRID MREIT**

INVESTMENT STRATEGIES
- Rates: Agency RMBS and mortgage servicing rights (MSR)
- Credit: mortgage credit assets

✓ **VALUE APPROACH TO PORTFOLIO MANAGEMENT**

FINANCING & LIQUIDITY
- Low leverage
- Strong repo counterparties
- Diversified capital structure through convertible debt and preferred stock

✓ **DIVERSIFIED FINANCING PROFILE AND STRONG BALANCE SHEET**

RISK MANAGEMENT
- Sophisticated approach to hedging
- Overall low exposure to rates
- Superior asset selection

✓ **HIGH QUALITY RETURNS WITH LESS VOLATILITY**

LEADING PERFORMANCE
- Total stockholder return since inception of 205%[3]
- Top performer during times of volatility

✓ **OUTPERFORMED PEER GROUP**

1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended September 30, 2017. On November 1, 2017, the company completed its previously announced one-for-two reverse stock split of its outstanding shares of common stock. In accordance with generally accepted accounting principles, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the reverse stock split.
2) Includes Agency and non-Agency RMBS, inverse-interest only securities (Agency Derivatives), MSR, net economic interest in securitization trusts, residential mortgage loans held-for-sale and commercial real estate assets, which consists of the consolidated financial results of Granite Point and its subsidiaries, which assets include senior, mezzanine and B-note commercial real estate debt and related instruments.
3) Two Harbors' total stockholder return calculated for the period October 29, 2009 through September 30, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.

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Strategic Overview 4 Delivered total stockholder return of 25% in 2017(2) Grew Core Earnings to $0.51 per basic common share(3) Three dividend increases (1) Includes offering of 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock in November 2017. (2) Two Harbors’ total stockholder return is calculated for the period December 31, 2016 through September 30, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. (3) Core Earnings is a non-GAAP measure. Please see Appendix slide 16 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. Plan for 2017 Executing on Plan More focused business model - Reduced operating complexity and costs in 2017, following discontinuation of mortgage loan conduit business - Formed Granite Point Mortgage Trust to continue and expand on commercial real estate business; potential for higher valuation for both companies - On 11/1/2017, distributed approximately 33.1 million shares of Granite Point common stock to Two Harbors' stockholders Attractive investment opportunities in target assets Opportunistically added Agency and non-Agency RMBS; grew portfolio of high-quality new issue MSR through flow sale arrangements and bulk deals Opportunistic use of capital structure Enhanced balance sheet and capital structure through a convertible debt and three preferred stock offerings(1); effected one-for-two reverse stock split Sophisticated approach to risk management Book value and income stability through hedging with swaps, swaptions and MSR paired with Agency RMBS

Book Value Stability Drives Dividend Sustainability 5 • Book value has grown by 10.6% since inception; peer median over same time period is (21.8%)(1) • Book value volatility of 7.5% since inception; significantly less than hybrid mREITs (14.8%) and Agency mREITs (13.2%)(2) BOOK VALUE STABILITY AND GROWTH • Stockholders with TWO since inception have received dividends of $20.00 per share • Dividend distributions are a function of several factors including core earnings, taxable income, book value and market conditions DIVIDEND SUSTAINABILITY 1) Book value growth measured from December 31, 2009 through September 30, 2017. Companies A-H represent comparable mortgage REIT peers. 2) Book value volatility since inception is measured from December 31, 2009 or the company’s inception, whichever is later, through September 30, 2017. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period. Agency mREITs include NLY, AGNC, CYS and CMO. Hybrid mREITs include ANH, ARR, CIM, MFA, IVR, MTGE, NYMT, MITT and WMC. 16.3% 16.4% 15.8% 11.2% 10.3% 11.3% 11.0% 10.4% 0.0% 4.0% 8.0% 12.0% 16.0% 20.0% 2010 2011 2012 2013 2014 2015 2016 2017 Dividend Yield 10.6% TWO Co. A Co. B Co. C Co. D Co. E Co. F Co. G Co. H (64.0%) 15.0%

-20.0% 10.0% 40.0% 70.0% 100.0% 130.0% 160.0% 190.0% 220.0% 10/29/2009 10/29/2010 10/29/2011 10/29/2012 10/29/2013 10/29/2014 10/29/2015 10/29/2016 TWO BBG REIT MTG Index Delivering Results 6 1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through September 30, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 2) Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through September 30, 2017. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg. • Outperformed peer group by over 70% since inception • Delivered total stockholder return of 205% during that time(1) ― Bloomberg REIT Mortgage Index total stockholder return of 133% over the same period of time(2) • Maintained comparable dividend yield with lower leverage and less interest rate exposure than peer average 205% 132% (2) (1) 9/30/2017

…LESS INTEREST RATE R ISK (3) . . . Attractive Returns With Lower Risk 7 AT T R AC T I VE & C O M PA R A BLE D I V I D E ND Y I E L D (1) …WITH LOWER LEVERAGE (2) . . . SUPERIOR ASSET SELECTION AND RISK MANAGEMENT DRIVE RETURNS WITH LESS RISK TWO Peer Average TWO Peer Average TWO Peer Average …AND LESS PREPAYMENT EXPOSURE (4) TWO Peer Average Note: Two Harbors and peer financial data for Dividend Yield, Leverage, Prepayment Risk and Interest Rate Exposure on this slide is based on available financial information as of September 30 2017 as filed with the SEC. Peers include AGNC, ANH, ARR, CMO, CYS, IVR, MFA , NLY and HTS (financial information for HTS is included in peer financial data only for the periods ending prior to the second quarter of 2016). (1) Represents average of annualized yields on all quarterly cash dividends per respective fiscal year. Annualized yields for each quarter are calculated by dividing annualized quarterly dividends by closing share price as of respective quarter-ends. Peer dividend data based on peer company press releases. Historical dividends may not be indicative of future dividend distributions. Our company ultimately distributes dividends based on its taxable income per share of common stock. (2) Represents average of debt-to-equity ratios for all reportable quarters per respective fiscal year. Debt-to-equity is defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets, MSR and Agency Derivatives divided by total equity. (3) Represents average of estimated change in equity value for theoretical +100bps parallel shift in interest rates for all reportable quarters per respective fiscal year. Change in equity market capitalization is adjusted for leverage. (4) Represents average of the constant prepayment rate (CPR) on Agency RMBS, including Agency Derivatives, for all reportable quarters per respective fiscal year. 10.3% 11.3% 11.0% 10.4% 11.9% 13.0% 11.8% 9.9% 0.0% 6.0% 12.0% 18.0% 2014 2015 2016 2017 2014 2015 2016 2017 3.0x 3.0x 3.8x 4.8x 6.4x 6.6x 6.2x 5.8x 0.0x 2.0x 4.0x 6.0x 8.0x 2014 2015 2016 2017 2014 2015 2016 2017 7.6% 9.3% 8.7% 7.2% 11.2% 13.5% 14.8% 13.5% 0.0% 5.0% 10.0% 15.0% 20.0% 2014 2015 2016 2017 2014 2015 2016 2017 -1.0% -3.2% -3.0% -3.7% -8.2% -6.7% -7.0% -9.3% -11.0% -6.0% -1.0% 2014 2015 2016 2017 2014 2015 2016 2017

Optimizing Financing Profile and Capital Structure 8 RATES – RMBS • Outstanding borrowings of $14.9 billion with 21 active counterparties • Outstanding secured FHLB advances of $2.0 billion with weighted average borrowing rate of 1.56% • Repo markets functioning efficiently for RMBS; new counterparties entering market and larger counterparties favoring pool spreads versus treasuries RATES – MSR • Outstanding borrowings of $40.0 million under revolving credit facilities; additional available capacity of $50.0 million as of September 30, 2017 • Post quarter-end, closed 2-year, $300 million MSR financing facility with large banking counterparty to finance Fannie Mae MSR collateral ― Financial terms are 48.75% advance rate at LIBOR +225 basis points(1) • Continue to advance other MSR financing discussions CREDIT – RMBS • Outstanding borrowings of $1.9 billion with 11 active counterparties • Market for non-Agency RMBS has seen improvement in both advance rates and spreads in 2017 PREFERRED STOCK ISSUANCES • $285 million net proceeds of a 7 year fixed coupon at 7.25%(2) • $417 million net proceeds of 10 year weighted fixed coupon of 7.79% (1) Excludes non-usage, commitment and other fees associated with facility. (2) Includes offering of 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock in November 2017.

HISTORICAL CAPITAL ALLOCATION PORTFOLIO COMPOSITION(1) Portfolio Composition 9 $23.7 BILLION PORTFOLIO AS OF SEPTEMBER 30, 2017 (1) For additional detail on the portfolio, see Appendix slides 17-22. (2) Commercial consists of the consolidated financial results of Granite Point and its subsidiaries, which assets include senior, mezzanine and B-note commercial real estate debt and related instruments. (3) MSR includes Ginnie Mae buyout residential mortgage loans. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (5) Assets in “Credit” include non-Agency securities, net economic interests in securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans. Rates(3) $10,766 Commercial(2) $2.2b September 30, 2016 June 30, 2017 September 30, 2017 Rates(4) 54% 54% 55 % Credit(5) 31% 28% 29 % Commercial(2) 15% 18% 16 % Agency $17.6b MSR(3) $1.0b Non-Agency $2.6b Rates(4) $18.6b Credit(5) $2.9b Commercial(2) $2.2b Conduit $0.3b If Granite Point shares had been distributed on September 30, 2017, capital allocation to the Rates and Credit strategies would have been 66% and 34%, respectively.

Rates Strategy Update

- Opportunity to capitalize on Fed's tapering of RMBS
- Pairing MSR with Agency RMBS results in a portfolio that has higher return potential with lower mortgage spread risk
  - Mitigates impact to book value in spread widening scenario
- Expect attractive investment opportunities in wider spread environment
- Post quarter-end, closed on $9 billion UPB bulk purchase of MSR

BOOK VALUE SENSITIVITY TO MORTGAGE SPREADS(1)

Mortgage Spreads	Change in Agency RMBS and Mortgage Derivatives	Change in MSR	Total Overall Rates Strategy Change(2)
25 basis points wider	($140)	$44	($96)
			(2.9%)
15 basis points wider	($82)	$27	($55)
			(1.7%)
15 basis points tighter	$75	($31)	$44
			1.3%
25 basis points tighter	$120	($53)	$67
			2.0%

(1) Dollars in millions. The information presented in this table projects the potential impact on book value of instantaneous changes in mortgage spreads. Spread sensitivity is based on results from third party models in conjunction with inputs from our internal investment professionals. Actual results could differ materially from these estimates.
(2) Percentage shown is the expected change on a pro-forma capital base of approximately $3.3 billion.

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Credit Strategy: Tailwinds 11 • Home prices continue to improve; CoreLogic Home Price Index up 7.0% on a rolling 12-month basis(1) ― Home prices are expected to increase 4-6% in 2018(2) ― Supported by affordability, low housing supply and strong demand • Continued re-equification can drive strong performance for our deeply discounted non-Agency holdings ― Increasing prepayments, lower LTVs, delinquencies, defaults and severities (1) Source: CoreLogic Home Price Index rolling 12-month change as of September 2017. (2) Source: J.P. Morgan, Nomura, Citi and CoreLogic research. (3) Metric associated with legacy non-Agency P&I portfolio only. (4) The above scenarios for 2018 and 2019 are provided for illustration purposes only and assume approximately 3% HPA per year. Actual results of the portfolio may differ materially. RESIDENTIAL CREDIT TAILWINDS Non-Agency Portfolio Mark-to-Market LTV(3) 2014 YE 87 2015 YE 81 2016 YE 75 2017 Q3 70 2018 Q3 Estimate(4) 67 2019 Q3 Estimate(4) 63

Credit Strategy: Attractive Return Expectancy 12 ILLUSTRATIVE LEGACY NON- AGENCY BOND EXAMPLE • Bond characteristics(1): ― Purchase price in Q1-2017: $52.25 ― Total 60+ day delinquencies: 17.4% ― 12-month CPR: 4.6% ― 12-month loss severities: 57.5% YIELD ANALYSIS – ACE 2007 -WM2 A2D (1) Base Case Upside Loss-adjusted yields 5.06% 7.34% Voluntary Prepays 4.5% 7.5% Total defaults 33% 20% Average severity 58% 50% Bond recovery 58% 64% Bond Value at 5.06% yield $52.25 58.72 Return Expectancy 9% with upside Mid-teens (1) Values as of November 10, 2017. Collateral summary and yield analysis scenarios represent the views of Two Harbors and are provided for illustrative purposes only and may not represent all assumptions used. Actual results may differ materially.

-100 bps -50 bps +50 bps +100 bps Change in annualized net interest income (in thousands) $16, 229 $8,110 ($7,974) ($15,947) % Change in net interest income 4.9% 2.5% (2.4%) (4.8%) Pro-Forma Net Income Exposure 13 PRO-FORMA NET INTEREST INCOME EXPOSURE TO CHANGE IN RATES(1)(2) HEDGE ACROSS ALL POINTS OF THE CURVE • Flatter curve has potential to compress net interest margins • Combination of hedging strategy and floating-rate non-Agency holdings leads to minimal income exposure to rate changes Note: Pro-forma net interest income exposure has been prepared for illustrative purposes only, and is not necessarily indicative of Two Harbors’ financial condition and operating results that would have occurred if the distribution of Granite Point shares had been consummated as of September 30, 2017, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. 1) As of September 30, 2017. Excludes the noncontrolling interest from the Granite Point IPO. 2) Represents estimated percentage change in net interest income for theoretical parallel shifts in interest rates.

Appendix

Illustrative Pro Forma Balance Sheet and Core Earnings as of Sept. 30, 2017

PRO FORMA BALANCE SHEET

- Pro forma book value of $16.44 at September 30, 2017
- Debt-to-equity nominally increases with removal of lower levered CRE portfolio of Granite Point

(unaudited, dollars in thousands, except per share data)	*Consolidated* Two Harbors Investment Corp.	Granite Point Mortgage Trust Inc.	*Standalone* Two Harbors Investment Corp.
Total Assets	$ 27,803,774	$ 2,356,727	$ 25,474,505
Total liabilities	23,672,393	1,525,953	22,173,898
Total Stockholders' Equity	3,941,564	830,774	3,300,607
Noncontrolling interest	189,817	–	–
Total equity	4,131,381	830,774	3,300,607
Total Liabilities and Equity	$ 27,803,774	$ 2,356,727	$ 25,474,505
Common shares outstanding	174,489,356	43,235,103	174,489,356
Preferred stock liquidation preference	$ 431,250		$ 431,250
Book Value	$ 20.12	$ 19.22	$ 16.44
Debt-to-equity	5.0[1]	1.8	5.8

PRO FORMA CORE EARNINGS[2]

- Expect to have numerically lower Core Earnings due to the lower capital base, but believe that Core Earnings as a percent of book value has the potential to increase

(Dollars in millions, except per share data)	Q3 As Reported		Q3 Pro Forma	
	$	Per Basic Share	$	Per Basic Share
Core Earnings[2]	$ 89.2	$ 0.51	$ 78.5	$ 0.45
Average Common Equity	$ 3,487.9		$ 2,847.3	
Core Earnings as a % of Average Common Equity	**10.2%**		**11.0%**	

Note: This unaudited pro forma balance sheet has been prepared for illustrative purposes only, and is not necessarily indicative of Two Harbors' financial condition and operating results that would have occurred if the distribution of Granite Point shares has been consummated as of September 30, 2017, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date.

(1) Defined as total borrowings to fund RMBS, commercial real estate assets, MSR and Agency Derivatives, divided by total equity. The company's September 30, 2017 debt-to-equity ratio includes the consolidation of Granite Point's assets and liabilities. Excluding the noncontrolling interest from the Granite Point IPO, the company's debt-to-equity ratio as of September 30, 2017 would have been 5.8x.

(2) Core Earnings is a non-GAAP measure. Please see Appendix slide 16 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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GAAP to Core Earnings Reconciliation(1) Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended (In thousands, except for per common share data) June 30, 2017 September 30, 2017 Reconciliation of Comprehensive income to Core Earnings: Comprehensive income $85,959 $161,601 Adjustment for other comprehensive income attributable to common stockholders: Unrealized gains on available-for-sale securities attributable to common stockholders (81,626) (68,425) Net income attributable to common stockholders $4,333 $93,176 Adjustments for non-core earnings: (Gain) loss on sale of securities and residential mortgage loans, net of tax (23,258) 2,168 Unrealized loss (gain) on securities and residential mortgage loans held-for-sale, net of tax 2,008 (9,752) Other-than-temporary impairment loss 429 — Unrealized losses on interest rate swaps and swaptions hedging interest rate exposure (or duration), net of tax 43,121 11,340 Realized loss (gain) on termination or expiration of swaps and swaptions, net of tax 35,358 (14,563) Losses on other derivative instruments, net of tax 14,497 14,578 Realized and unrealized gains on financing securitizations, net of tax (1,408) (6,835) Realized and unrealized loss (gain) on mortgage servicing rights, net of tax 16,600 (5,864) Change in servicing reserves, net of tax (16) (315) Non-cash equity compensation expense(2) 3,682 3,917 Tax valuation allowance (11) (57) Transaction expenses associated with the IPO of Granite Point 2,193 — Adjustments for Granite Point income to dividends on Granite Point shares: Controlling interest in GPMT core earnings for the three months ended September 30, 2017 — (9,273) TWO's share of GPMT dividends declared during the three months ended September 30, 2017 — 10,658 Core Earnings attributable to common stockholders $97,528 $89,178 (3) Weighted average basic common shares outstanding 174,473,168 174,488,296 Core Earnings per weighted average basic common share outstanding $0.56 $0.51 16 (1) Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfo lio, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions, non-cash compensation expense related to restricted common stock, restructuring charges and transaction costs related to Granite Point’s initial public offering). As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. (2) This non-cash equity compensation expense was included in Core Earnings for periods ending prior to March 31, 2017. (3) For the three months ended September 30, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and includes our share of Granite Point’s declared dividend. We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

Rates: Agency RMBS Metrics 17 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q2-2017 At June 30, 2017 Realized Q3-2017 At September 30, 2017 Agency yield 3.1% 3.0% 3.0% 3.0 % Repo and FHLB costs 1.2% 1.3% 1.4% 1.5 % Swap costs 0.2% — % 0.1% (0.1%) Net interest spread 1.7% 1.7% 1.5% 1.6 % Portfolio Metrics Q2-2017 Q3-2017 Weighted average 3-month CPR(1) 8.0% 8.0 % Weighted average cost basis(2) $106.6 $106.6 AGENCY PORTFOLIO COMPOSITION 30-Year Fixed 4-4.5% 67.2% 30-Year Fixed 3-3.5% 26.2% 30-Year Fixed 5% & above 3.5% IO & Inverse IO 1.7% Hybrid ARMs and Other 1.4%

Rates: Agency RMBS 18 As of September 30, 2017 Par Value ($M) Market Value ($M) % Prepay Protected(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $4,466 $4,623 76.1% $4,665 3.5% 12 4.0-4.5% 11,045 11,860 97.6% 11,820 4.2% 17 ≥ 5.0% 552 616 86.4% 599 5.4% 76 16,063 17,099 91.3% 17,084 4.1% 18 Hybrid ARMs 23 25 — % 24 4.9% 163 Other 224 223 0.7% 216 4.6% 148 IOs and IIOs 3,615 309 (2) — % 320 3.2% 102 Total $19,925 $17,656 88.5% $17,644 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $208.0 million of IOs and $101.3 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) 19 As of June 30, 2017 As of September 30, 2017 Fair value ($M) $898.0 $930.6 Unpaid principal balance ($M) $84,814.2 $88,789.8 Weighted average coupon 3.9% 3.9 % Original FICO score(2) 754 753 Original LTV 73% 73% 60+ day delinquencies 0.2% 0.3 % Net servicing spread 25.4 basis points 25.4 basis points Vintage: Pre-2009 0.4% 0.4% 2009-2012 16.8% 15.4 % Post 2012 82.8% 84.2% (1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency Securities Metrics 20 LEGACY NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes legacy non-Agency principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total legacy non-Agency securities excluding the company’s non-Agency interest-only portfolio would have been $57.40 at September 30, 2017. Portfolio Yield Realized Q2-2017 At June 30, 2017 Realized Q3-2017 At September 30, 2017 Non-Agency yield 8.4% 8.2% 8.1% 7.7 % Repo and FHLB costs 2.9% 2.9% 3.0% 3.0 % Swap costs 0.1% — % — % — % Net interest spread 5.4% 5.3% 5.1% 4.7 % LEGACY NON-AGENCY CPR Non-Agency: Loan Type June 30, 2017 September 30, 2017 Sub-prime 79% 79 % Option-ARM 11% 10 % Prime 2% 2 % Alt-A 8% 9 % Portfolio Metrics Q2-2017 Q3-2017 Weighted average 3-month CPR 6.2% 6.4 % Weighted average cost basis(1) $60.5 $60.0

Credit: Legacy Non-Agency Securities

As of September 30, 2017	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,558.4	$752.8	$2,311.2
% of non-Agency portfolio	67.4%	32.6%	100.0%
Average purchase price[1]	$57.38	$65.30	$59.96
Average coupon	2.7%	2.0%	2.5%
Weighted average market price[2]	$76.97	$77.21	$77.05
Collateral attributes:			
Average loan age (months)	134	142	137
Average loan size ($K)	$369	$358	$366
Average original Loan-to-Value	69.8%	69.1%	69.6%
Average original FICO[3]	634	574	615
Current performance:			
60+ day delinquencies	22.8%	20.0%	21.9%
Average credit enhancement[4]	8.2%	15.8%	10.7%
3-Month CPR[5]	5.6%	8.0%	6.4%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total legacy non-Agency securities, excluding our non-Agency interest-only portfolio, would have been $54.87, $62.66 and $57.40, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our legacy non-Agency portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Granite Point's Commercial Real Estate Portfolio[(1)]

$ in millions	Type	Origination Date	Principal Balance	Book Value	Cash Coupon[(2)]	Yield[(3)]	Original Term (Years)	State	Property Type	Initial LTV[(4)]	Stabilized LTV[(5)]
Asset 1	Senior	12/15	$120.0	$120.0	L + 4.20%	L + 4.43%	4	LA	Mixed-Use	65.5%	60.0%
Asset 2	Senior	09/17	107.5	105.8	L + 4.45%	L + 4.90%	3	CT	Office	62.9%	58.9%
Asset 3	Senior	09/15	105.0	105.0	L + 3.42%	L + 3.79%	3	CA	Retail	70.9%	66.9%
Asset 4	Senior	07/16	100.2	99.1	L + 4.45%	L + 4.99%	4	Various	Office	62.8%	61.5%
Asset 5	Senior	04/16	82.0	81.5	L + 4.75%	L + 5.44%	3	NY	Industrial	75.9%	55.4%
Asset 6	Senior	11/15	78.3	78.3	L + 4.20%	L + 4.67%	3	NY	Office	66.4%	68.7%
Asset 7	Senior	10/16	76.1	75.5	L + 4.37%	L + 4.83%	4	NC	Office	72.4%	68.1%
Asset 8	Senior	05/17	68.7	67.7	L + 4.10%	L + 4.82%	4	MA	Office	71.3%	71.5%
Asset 9	Senior	12/16	62.3	60.8	L + 4.11%	L + 4.87%	4	FL	Office	73.3%	63.2%
Asset 10	Senior	06/16	51.8	51.5	L + 4.49%	L + 4.93%	4	HI	Retail	76.2%	57.4%
Asset 11	Senior	01/17	52.0	51.4	L + 4.75%	L + 5.24%	4	SC	Office	67.6%	67.1%
Asset 12	Senior	09/17	51.5	50.8	L + 4.38%	L + 4.78%	3	NY	Industrial	68.7%	72.0%
Asset 13	Senior	12/15	48.1	48.1	L + 4.65%	L + 4.87%	4	PA	Office	74.5%	67.5%
Asset 14	Mezzanine	03/15	45.9	45.9	L + 6.75%	L + 7.61%	5	Various	Hotel	70.3%	63.5%
Asset 15	Senior	06/17	45.0	44.4	L + 4.50%	L + 5.24%	3	CA	Hotel	54.7%	48.6%
Assets 16-57	Various	Various	1,094.9	1,085.6	L + 4.85%	L + 5.45%	3	Various	Various	71.0%	65.4%
Total/Weighted Average			**$ 2,189.3**	**$ 2,171.4**	**L + 4.62%**	**L + 5.18%**	**4**			**69.8%**	**64.3%**

(1) Due to the company's controlling ownership interest in Granite Point, the company consolidates Granite Point on its financial statements and reflects noncontrolling interest for the portion of equity and comprehensive income not attributable to the company.
(2) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
(3) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.
(4) Initial LTV considers "as is" value (as determined in conformance with the Uniform Standards of Professional Appraisal Practice, or USPAP) of the underlying property or properties, as set forth in the original appraisal.
(5) Stabilized LTV considers the "as stabilized" value (as determined in conformance with USPAP) of the underlying property or properties, as set forth in the original appraisal. "As stabilized" value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement, leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

22

Financing

$ in millions

Outstanding Borrowings and Maturities[1]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities	Convertible Notes	Total Outstanding Borrowings	Percent (%)
Within 30 days	$ 3,167.5	$ –	$ –	$ –	$ 3,167.5	15.4%
30 to 59 days	2,911.8	–	–	–	2,911.8	14.1%
60 to 89 days	–	–	20.0	–	20.0	0.1%
90 to 119 days	3,298.6	–	–	–	3,298.6	16.0%
120 to 364 days	7,478.6	–	20.0	–	7,498.6	36.4%
One to three years	1,440.9	815.0	–	–	2,255.9	10.9%
Three to five years	–	–	–	282.5	282.5	1.4%
Ten years and over[2]	–	1,183.8	–	–	1,183.8	5.7%
	$ 18,297.4	$ 1,998.8	$ 40.0	$ 282.5	$ 20,618.7	100.0%

Collateral Pledged for Borrowings[3]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities[4]	Convertible Notes	Total Collateral Pledged	Percent (%)
Available-for-sale securities, at fair value	$ 17,940.1	$ 2,048.9	$ –	n/a	$ 19,989.0	88.8%
Derivative assets, at fair value	101.2	–	–	n/a	101.2	0.5%
Commercial real estate assets	1,997.1	33.6	–	n/a	2,030.7	9.0%
Mortgage servicing rights, at fair value	–	–	160.6	n/a	160.6	0.7%
Net economic interests in consolidated securitization trusts	224.4	2.1	–	n/a	226.5	1.0%
	$ 20,262.8	$ 2,084.6	$ 160.6	n/a	$ 22,508.0	100.0%

(1) Weighted average of 1.5 years to maturity.
(2) Includes FHLB advances of $1.2 billion with original maturities of 20 years.
(3) Excludes FHLB membership and activity stock totaling $85.2 million.
(4) Revolving credit facilities over-collateralized due to operational considerations.

23

Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Average Maturity Years(2) Payers 2017 $0.9 0.721% 1.322% 0.2 2018 4.3 1.155% 1.314% 0.8 2019 1.0 1.524% 1.313% 1.8 2020 1.6 1.542% 1.311% 3.0 2021 and after 7.8 1.793% 1.321% 5.9 $15.6 1.509% 1.317% 3.6 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Receivers 2019 0.5 1.314% 1.582% 1.9 2020 0.2 1.312% 1.642% 2.8 2021 and after 3.7 1.316% 2.187% 7.2 $4.4 1.316% 2.093% 6.4 Interest Rate Swaps 24 (1) Notional amount includes $200.0 million in forward starting interest rate swaps as of September 30, 2017. (2) Weighted averages exclude forward starting interest rate swaps. As of September 30, 2017, the weighted average fixed pay rate on interest rate swaps starting in 2017 was 2.7%.

Interest Rate Swaptions 25 Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $9.3 $6.3 3.9 $3,225 2.25% 3M LIBOR 5.0 Total Payer $9.3 $6.3 3.9 $3,225 2.25% 3M LIBOR 5.0 Receiver <6 Months $17.6 $7.7 2.3 $4,570 3M LIBOR 1.96% 8.0 Receiver >6 Months — 4.5 7.8 250 3M LIBOR 2.35% 10.0 Total Receiver $17.6 $12.2 3.1 $4,820 3M LIBOR 1.98% 8.1 Sale Contracts: Payer <6 Months $— $— 0.4 ($600 ) 2.42% 3M LIBOR 5.0 Total Payer $— $— 0.4 ($600 ) 2.42% 3M LIBOR 5.0 Receiver <6 Months ($9.3 ) ($5.3 ) 3.8 ($4,006 ) 3M LIBOR 1.72% 5.0 Receiver >6 Months (1.4) (3.8) 7.8 (625) 3M LIBOR 1.95% 10.0 Total Receiver ($10.7 ) ($9.1 ) 4.3 ($4,631 ) 3M LIBOR 1.75% 5.7